Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-119410) of Compass Minerals International, Inc. Directors’ Deferred Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-121965) of Compass Minerals International, Inc. Savings Plan,

(3)	Registration Statement (Form S-8 No. 333-127699) of Compass Minerals Inc. 2005 Incentive Award Plan and

(4)	Registration Statement (Form S-8 333-203922) of Compass Minerals Inc. 2015 Incentive Award Plan;

of our reports dated March 1, 2017, with respect to the consolidated financial statements and schedule of Compass Minerals International, Inc., and the effectiveness of internal control over financial reporting of Compass Minerals International, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

March 1, 2017
Kansas City, Missouri